UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 24, 2011

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas		75219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 24, 2011, PlainsCapital Corporation, a Texas corporation (the “Company”), disclosed that its total assets increased to over $5.4 billion and that its subsidiaries handle a total of 166,959 accounts.

In addition, the Company announced four goals of Alan B. White, Chairman and Chief Executive Officer of the Company, in support of his vision to double the size of the Company in three years:

•	Creating a currency with the Company’s stock so that it can be publicly traded;

•	Using the currency to grow and expand all the subsidiaries through acquisitions and growth;

•	Meeting and complying with all the recent regulatory changes; and

•	Continuing to run the company based on high quality business practices.

According to White, creating a currency through an initial public offering, merger, reverse merger or acquisition would create capital that would facilitate future growth while providing liquidity for the Company’s shareholders.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: March 3, 2011	By:	/s/ John A. Martin
	Name:	John A. Martin
	Title:	Executive Vice President, Chief Financial Officer